UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 21, 2017

Easterly Government Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36834	47-2047728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 L Street NW, Suite 650, Washington, D.C.		20037
(Address of Principal Executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (202) 595-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On March 21, 2017, Easterly Government Properties, Inc. (the “Company”) issued separate press releases announcing that the Company has agreed to (i) acquire a 327,614 rentable square foot state-of-the-art U.S. Department of Veterans Affairs Ambulatory Care Center located in Loma Linda, California and (ii) acquire and complete the development of an 86,363 rentable square foot state-of-the-art U.S. Department of Veterans Affairs Outpatient Clinic in Mishawaka, Indiana. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K (this “Current Report”).

Also on March 21, 2017, the Company issued a press release announcing the commencement of an underwritten public offering of 4,300,000 shares of common stock of the Company, par value $0.01 per share, being offered on a forward basis in connection with certain forward sales agreements. A copy of that press release is furnished as Exhibit 99.3 to this Current Report.

The information in this Item 7.01 of this Current Report, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibit:

Exhibit	Description

99.1	Press release dated March 21, 2017

99.2	Press release dated March 21, 2017

99.3	Press release dated March 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERLY GOVERNMENT PROPERTIES, INC.

By:	/s/ William C. Trimble, III
Name:	William C. Trimble, III
Title:	Chief Executive Officer and President

Date: March 22, 2017